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                                                                    EXHIBIT 10.9

                            FIRST SUPPLEMENT TO THE
                          SUBSCRIPTION AGREEMENT AND
        CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, DATED JANUARY 1999,
                         OF BOSTON LIFE SCIENCES, INC.

Offering of shares of convertible preferred stock, par value $0.01 per share, and common stock purchase warrants (collectively, the "Securities") of Boston Life Sciences, Inc. (the "Company").

                            ______________________

This supplement constitutes an essential part of the Subscription Agreement and Confidential Private Placement Memorandum, dated January 1999 (collectively, the "Offering Documents"), of the Company and this supplement should be read in conjunction with the Offering Documents.

The purpose of this supplement is to inform prospective investors that the Company hereby offers Series C Convertible Preferred Stock in lieu of Series B Convertible Preferred Stock. The Series C Convertible Preferred Stock will have the identical designations, preferences and rights as the Series B Convertible Preferred Stock including, but not limited to, an Original Issuance Price of $19.50 and an Initial Conversion Price of $3.90, except that the last sentence of the third paragraph of Section 3A of the Certificate of Designations, Preferences and Rights for the Series C Convertible Preferred Stock ("Certificate of Designations"), the form of which is attached hereto, will read:

     Following the date on which the Securities and Exchange Commission declares effective a registration statement that permits the resale of the shares of Common Stock underlying the Series C Convertible Preferred Stock and while such registration statement remains in effect, in the event the Closing Bid Price for the Corporation's Common Stock is at or above $7.00 per share (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) for five consecutive Trading Days (as defined below), the holder's right to receive additional shares of Common Stock upon conversion pursuant to this paragraph shall terminate thereafter.

Section 2 of the Certificate of Designations will also be amended to reflect the liquidation rights of any outstanding Series B Convertible Preferred Stock. In addition, attached hereto are press releases dated February 5, 1999 and February 16, 1999 issued by the Company. Such press releases are incorporated by reference herein and the foregoing information as well as the press releases constitute a part of the Offering Documents. In all other respects, the offering will remain unchanged.

Should you have any questions or require additional information regarding any of the above, please contact the placement agent, Josephthal & Co. Inc., 200 Park Avenue, New York, New York 10166.

The undersigned acknowledges having read and understood the foregoing first supplement as well as all information contained in documents incorporated by reference herein and in the Subscription Agreement and Confidential Private Placement Memorandum dated January, 1999 and all documents incorporated by reference therein. The undersigned also hereby reaffirms

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each representation, warranty and agreement made in the Subscription Agreement and Investment Representation booklet for purchase of the Securities as of the date hereof and as of the date of the closing of the undersigned's subscription.

                                        NAME OF SUBSCRIBER


                                        _______________________
                                        PRINT NAME:

                                        Dated:  February __, 1999

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